HUBBELL INCORPORATED
DEFINED CONTRIBUTION RESTORATION PLAN

TABLE OF CONTENTS

Section 7.5 Effect of Delay or Failure to Ascertain Amount Distributable or to Locate Distributee 9

HUBBELL INCORPORATED
DEFINED CONTRIBUTION RESTORATION PLAN
EFFECTIVE JANUARY 1, 2011

Hubbell Incorporated, a corporation organized under the laws of the state of Connecticut, by resolution of its Board of Directors, hereby establishes the Hubbell Incorporated Defined Contribution Restoration Plan (the “Plan”), effective January 1, 2011, for the benefit of its eligible employees.

The Plan is a nonqualified deferred compensation plan, maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended. This Plan is intended to comply with all applicable law, including the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder, and shall be operated and interpreted in accordance with this intention.

ARTICLE I.
DEFINITIONS

Section 1.1 General

Whenever the following terms are used in the Plan with the first letter capitalized, they shall have the meanings specified below unless the context clearly indicates to the contrary.

Section 1.2 Account

“Account” shall mean a bookkeeping account maintained by the Administrator for each Participant to record the payment obligations of the Company or Company Affiliate to such Participant, as determined under the terms of the Plan. Accounts are intended to constitute unfunded obligations within the meaning of Section 201(2), 301(a)(3) and 401(a)(1) of ERISA.

Section 1.3 Administrator

“Administrator” shall mean the committee appointed by the Board to administer the Plan. If no designation is made, the chief executive officer of the Company or his delegate shall have and exercise the powers of the Administrator.

Section 1.4 Beneficiary

“Beneficiary” shall mean a person or trust properly designated by a Participant to receive benefits, as provided in Section 2.2.

Section 1.5 Board

“Board” shall mean the board of directors of the Company. The Board may delegate any power or duty otherwise allocated to the Administrator to any other person or persons.

Section 1.6 Change in Control

“Change in Control” shall mean the first to occur of any of the following:

(a) Continuing Directors during any 12 month period no longer constitute a majority of the Directors;

(b) Any person or persons acting as a group (within the meaning of Treas. Reg. §1.409A-3(i)(5)(vi)(D)), acquires (or has acquired within the 12 month period ending on the date of the last acquisition by such person or persons) directly or indirectly, thirty percent (30%) or more of the voting power of the then outstanding securities of Hubbell entitled to vote for the election of Hubbell’s directors; provided that this Section 1.6(b) shall not apply with respect to any acquisition of securities by (i) the trust under a Trust Indenture dated September 2, 1957 made by Louie E. Roche, (ii) the trust under a Trust Indenture dated August 23, 1957 made by Harvey Hubbell, and (iii) any employee benefit plan (within the meaning of Section 3(3) of ERISA) maintained by an Employer or any affiliate of Hubbell;

(c) Any person or persons acting as a group (within the meaning of Treas. Reg. §1.409A-3(i)(5)(v)(B)), acquires ownership (including any previously owned securities) of more than fifty percent (50%) of either (i) the voting power value of the then outstanding securities of Hubbell entitled to vote for the election of Hubbell’s directors or (ii) the fair market value of Hubbell; provided that this Section 1.6(c) shall not apply with respect to any acquisition of securities by (i) the trust under a Trust Indenture dated September 2, 1957 made by Louie E. Roche, (ii) the trust under a Trust Indenture dated August 23, 1957 made by Harvey Hubbell, and (iii) any employee benefit plan (within the meaning of Section 3(3) of ERISA) maintained by an Employer or any affiliate of Hubbell; or

(d) A sale of substantially all of Hubbell’s assets;

provided, that the transaction or event described in subsection (a), (b), (c) or (d) constitutes a “change in control event” as defined in Treas. Reg. §1.409A-3(i)(5).

Section 1.7 Code

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

Section 1.8 Company; Company Affiliate

(a) “Company” shall mean Hubbell Incorporated and any other firm which subsequently adopts the Plan as a whole or as to any one or more divisions, in accordance with Section 10.2(c), and any successor company which continues the Plan under Section 10.2(a), acting in each case through the board of directors of the company in question.

(b) “Company Affiliate” shall mean any employer which, at the time of reference, was, with the Company, a member of a controlled group of corporations or trades or businesses under common control, or a member of an affiliated service group, as determined under regulations issued by the Secretary of the Treasury or his delegate under Sections 414(b), (c), (m) and 415(h) of the Code and any other entity required to be aggregated with the Company pursuant to regulations issued under Section 414(o) of the Code.

Section 1.9 Section 1.10	Company Contribution “Company Contribution” shall have the meaning set forth in Section 3.2. Company Contribution Account

“Company Contribution Account” of a Participant shall mean his subaccount for Discretionary Profit-Sharing Contributions (as defined in the Savings Plan) established in accordance with Section 5.1(b) of the Savings Plan.

Section 1.11 Compensation

“Compensation” shall have the meaning given to the term “Compensation” in the Savings Plan but without regard to the Compensation Limit.

Section 1.12 Compensation Limit

“Compensation Limit” shall mean the annual limit on compensation that may be taken into account for purposes of providing benefits under a tax-qualified retirement plan pursuant to Section 401(a)(17) of the Code.

Section 1.13 Continuing Director

“Continuing Director” shall mean any individual who is a member of the Employer’s Board of Directors on December 9, 1986 or was designated (before such person’s initial election as a Director) as a Continuing Director by 2/3 of the then Continuing Directors.

Section 1.14 Deemed Investment Fund

“Deemed Investment Fund” or “Deemed Investment Funds” shall mean, as the context indicates, any one or more of the investment funds which is authorized by the Administrator at the time of reference for deemed investment of Participants’ Account pursuant to Article V.

Section 1.15 Director

“Director” shall mean any individual who is a member of the Employer’s Board of Directors on the date the action in question was taken.

Section 1.16 Eligible Employee

“Eligible Employee” shall mean a member of a “select group of management or highly compensated employees” of the Company or a Company Affiliate within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, as determined by the Administrator from time to time in its sole discretion, who is eligible to participate in the Savings Plan and who meets the eligibility requirements set by the Administrator for participation in the Plan.

Section 1.17 Employer

“Employer” shall mean Hubbell Incorporated, and its successor, and any of its subsidiaries so designated by the Board of Directors of Hubbell Incorporated.

Section 1.18 ERISA

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

Section 1.19 Hubbell

“Hubbell” shall mean Hubbell Incorporated, a Connecticut corporation, and any successors in interest.

Section 1.20 Opening Balance

“Opening Balance” shall mean the amount, if any, determined in the sole discretion of the Administrator, to be credited to the Account of a Participant as of the day such Account is established.

Section 1.21 Participant

“Participant” shall mean any person included in the Plan as provided in Article II.

Section 1.22 Plan

“Plan” shall mean this Hubbell Incorporated Defined Contribution Restoration Plan, effective January 1, 2011.

Section 1.23 Plan Year

“Plan Year” shall mean the twelve-month period commencing on January 1 of each calendar year and ending on December 31 of such calendar year.

Section 1.24 Rules of the Plan

“Rules of the Plan” shall mean the rules adopted by the Administrator pursuant to Section 8.1 for the administration, interpretation or application of the Plan.

Section 1.25 Savings Plan

“Savings Plan” shall mean the Hubbell Incorporated Employee Savings and Investment Plan, as the same may be amended from time to time, or any successor thereto.

Section 1.26 Section 409A

“Section 409A” shall mean Section 409A of the Code together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation, any such regulations or other guidance that may be issued after the effective date of the Plan.

Section 1.27 Termination of Employment

“Termination of Employment” shall mean the time when the employee-employer relationship between the Participant and the Company is terminated for any reason, with or without good cause, including, but not by way of limitation, a termination by resignation, discharge, disability, death or retirement, but excluding transfers among and between the Company and any Company Affiliate; provided, in each case, that such Termination of Employment constitutes a “separation of service” within the meaning of Treasury Regulation Section 1.409A-1(h). The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause or disability, and all questions of whether particular leaves of absence constitute Terminations of Employment

Section 1.28 Valuation Date

“Valuation Date” shall mean the last day of each Plan Year and any other date as of which the Administrator elects to make a valuation of Accounts in accordance with the Rules of the Plan.

Section 1.29 Vested

“Vested,” when used with reference to a Participant’s Account, shall mean not subject to forfeiture, except as provided in the Plan, and unconditionally subject to distribution on his behalf, but only in accordance with the Plan.

ARTICLE II.
ELIGIBILITY

Section 2.1 Eligibility for Participation

An Eligible Employee shall become a Participant upon the earliest to occur of (a) the Administrator’s creation of an Account with an Opening Balance on behalf of such Eligible Employee, (b) the date such Eligible Employee first receives Compensation in any Plan Year in an amount in excess of the Compensation Limit, or (c) the participation date for such Eligible Employee designated by the Administrator.

Section 2.2 Designation of Beneficiary

(a) Each Participant shall have the right to designate, revoke and redesignate Beneficiaries hereunder and to direct payment of the Vested amount credited to his Account to such Beneficiaries upon his death.

(b) Designation, revocation and redesignation of Beneficiaries must be made in writing in accordance with the Rules of the Plan on a form provided by the Administrator and shall be effective upon delivery to the Administrator.

ARTICLE III.
CREDITING OF COMPANY CONTRIBUTIONS

Section 3.1 Opening Balance

The Administrator may, in its sole discretion, designate an Opening Balance to be credited to a Participant’s Account.

Section 3.2 Determination of Credits

Pursuant to the Rules of the Plan, for each Plan Year, each Participant’s Account shall be credited with an amount (a “Company Contribution”) which is equal to the excess of (a) the product of (i) the Participant’s Compensation for such Plan Year and (ii) the percentage established by the Company for such Plan Year which, unless otherwise determined by the Administrator, shall be the percentage of “Compensation” as defined under the Savings Plan represented by the “Discretionary Profit-Sharing Contributions” made under the Savings Plan for such Plan Year over (b) the amounts credited to the Participant’s Company Contribution Account in the Savings Plan for such Plan Year.

ARTICLE IV.
ACCOUNTS

Section 4.1 Participant Accounts

The Administrator shall establish and maintain an Account for each Participant to which shall be credited the amounts determined under Article III and credited or debited the amounts determined under Article V.

Section 4.2 Assignments Prohibited

No part of the Account of a Participant shall be liable for the debts, contracts or engagements of any Participant, his Beneficiaries or successors in interest, or be taken in execution by levy, attachment or garnishment or by any other legal or equitable proceeding, nor shall any such person have any rights to alienate, anticipate, commute, pledge, encumber or assign any benefits or payments hereunder in any manner whatsoever except to designate a beneficiary as provided herein.

Section 4.3 Funding; Trust

(a) Obligations established under the terms of the Plan may be satisfied from the general funds of the Company or Company Affiliates, or from a trust described in subsection (b). No Participant, spouse or Beneficiary shall have any right, title or interest in any assets of the Company or Company Affiliates. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company or Company Affiliates and any Participant, spouse or Beneficiary. To the extent that any person acquires a right to receive payments hereunder, such rights are no greater than the right of an unsecured general creditor of the Company or Company Affiliates.

(b) The Company or Company Affiliate, in its discretion, may enter into a trust agreement for the holding of cash and/or annuity contracts for benefits accrued by Participants under the Plan. Any assets of such trust shall be subject to the claims of creditors of the Company or Company Affiliate to the extent set forth in the trust and Participants’ interest in benefits under this Plan shall only be those of unsecured creditors of the Company or Company Affiliate.

ARTICLE V.
DEEMED INVESTMENT OPTIONS;
VALUATION OF ACCOUNTS

Section 5.1 Investment Options

(a) Each Participant may elect in accordance with the Rules of the Plan, effective upon becoming a Participant or as permitted thereafter under the Rules of the Plan, to have amounts credited to his Account deemed to be invested entirely in any one or more Deemed Investment Funds in such proportions as are permitted by the Administrator under the Rules of the Plan, or to change any prior such election.

(b) Any such election under subsection (a) shall remain in effect until revoked or modified by the Participant. In the event that an Account is deemed invested in more than one Deemed Investment Fund, changes in proportions due to investment results shall not require any deemed transfer of values between Deemed Investment Funds.

(c) Deemed purchases and sales of assets in the Deemed Investment Funds as required under this Section shall be made within a reasonable time after the Participant notifies the Administrator of any such change, and such Participant’s Account shall be adjusted to reflect amounts deemed paid or realized in such transaction.

(d) If a Participant fails or declines to make an election under this Section, such Participant’s Account shall be deemed held in one or more Deemed Investment Funds as directed by the Administrator in his sole discretion.

Section 5.2 Investment Credits and Debits

On each Valuation Date, additional amounts shall be credited (or debited) to each Participant’s Account, such amounts to be equal to the earnings (or losses) that would have been credited (or debited) had such Account been invested entirely among the Deemed Investment Funds in the proportions elected by the Participant pursuant to Section 5.1.

Section 5.3 Determination of Values

If the Administrator elects to establish a trust in accordance with Section 4.3, as of each Valuation Date, the Administrator shall determine the fair market value of each asset in the trust, if any, based upon the information reasonably available to the Administrator including the data from, but not limited to, newspapers and financial publications of general circulation, statistical and valuation services, records of securities exchanges, appraisals by qualified persons, transactions and bona fide offers in assets of the type in question and other information customarily used in the valuation of property for the purposes of the Code. With respect to securities for which there is a generally recognized market, the published selling prices on or nearest to such valuation date shall establish fair market value of such security. Fair market value so determined shall be conclusive for all purposes of the Plan.

Section 5.4 Applicability of Account Values

The value of an Account as determined as of a given date under this Article, plus any amounts subsequently allocated thereto under Article III shall remain the value thereof for all purposes of the Plan until revalued hereunder.

ARTICLE VI.
VESTING OF ACCOUNTS

Section 6.1 Vesting of Accounts

The Vested portion of a Participant’s Account as of a given date shall be the percentage of such Account equal to the vested percentage of such Participant’s Company Contribution Account as of such date; provided, however, that all Accounts shall become fully Vested upon the occurrence of a Change in Control.

ARTICLE VII.
DISTRIBUTION OF ACCOUNTS

Section 7.1 In General

Except as provided in Section 7.4, no distribution shall be made to any Participant from his Account before his Termination of Employment.

Section 7.2 Distributions on Termination of Employment other than Death

(a) Upon the Termination of Employment of a Participant for any reason other than death, the Vested amount credited to his Account determined as of the last valuation of such Account under Article V, less any amounts required to be withheld by law, shall be payable to such Participant on the 15th day of the seventh month following the Participant’s Termination of Employment, in the form chosen by the Participant.

(b) Subject to the approval of the Administrator, such Participant may select distribution in the form of distribution then permitted to such Participant under the Savings Plan, but subject to the approval of the Administrator. If such Participant fails to select a form of distribution for purposes of Termination of Employment distributions from the Account for a Plan Year, such distributions shall be made in a lump sum payment. The lump sum payment shall be made, or installment payments shall commence, on the 15th day of the seventh month following the Participant’s Termination of Employment. Remaining installments, if any, shall be paid on the 90th day following each anniversary of the Participant’s Termination of Employment. The Participant may not change his Termination of Employment form of distribution election with respect to a Plan Year.

Section 7.3 Distribution on Death

(a) Upon the Termination of Employment by reason of death of a Participant, the Vested amount credited to his Account determined as of the last valuation of such Account under Article V, less any amounts required to be withheld by law, shall be paid to such Participant’s Beneficiaries.

(b) Such payment shall be made in one lump sum not later than 60 days after the end of the calendar quarter in which the Participant’s death occurs.

Section 7.4 Distribution on Change in Control

(a) Upon the occurrence of a Change in Control, each Participant shall be paid the amount credited to his Account determined as of the last valuation of such Account under Article V, less any amounts required to be withheld by law.

(b) Such payment shall be made in one lump sum not later than 60 days after the Change in Control occurs.

Section 7.5 Effect of Delay or Failure to Ascertain Amount Distributable or to Locate Distributee

(a) If an amount payable under Article VII cannot be ascertained or the person to whom it is payable has not been ascertained or located within the stated time limits and reasonable efforts to do so have been made, then distribution shall be made not later than 60 days after such amount is determined or such person is ascertained or located, or as prescribed in subsection (b).

(b) If, by fifteenth day of the third month following the calendar year in which a Participant has a Termination of Employment, the Administrator, in the exercise of due diligence, has failed to locate him (or if such Termination of Employment is by reason of death, has failed to locate the person entitled to his Vested Account under Section 7.3), the Participant’s entire distributable interest in the Plan shall be forfeited; provided, however, that if the Participant (or in the case of his death, the person entitled thereto under Section 7.3) makes proper claim therefor pursuant to the Rules of the Plan, the amount so forfeited shall be paid to such Participant or such person in a lump sum not later than 60 days after such claim is made.

Section 7.6 Forfeitures

Upon a Participant’s Termination of Employment, the portions of his Account which are not Vested shall be forfeited on the date of such Termination of Employment.

ARTICLE VIII.
ADMINISTRATIVE PROVISIONS

Section 8.1 Administrator’s Duties and Powers

(a) The Administrator shall conduct the general administration of the Plan in accordance with the Plan and shall have all the necessary power and authority to carry out that function. Among its necessary powers and duties are the following:

(i) To delegate all or part of its function as Administrator to others and to revoke any such delegation.

(ii) To determine questions of eligibility and vesting of Participants and their entitlement to benefits.

(iii) To select and engage attorneys, accountants, actuaries, trustees, appraisers, brokers, consultants, administrators, physicians or other persons to render service or advice with regard to any responsibility the Administrator or the Board has under the Plan, or otherwise, to designate such persons to carry out responsibilities, and (with the Company, the Board and its officers, trustees and employees) to rely upon the advice, opinions or valuations of any such persons, to the extent permitted by law, being fully protected in acting or relying thereon in good faith.

(iv) To interpret the Plan for purpose of the administration and application of the Plan, in a manner not inconsistent with the Plan or applicable law, and to amend or revoke any such interpretation.

(v) To adopt Rules of the Plan that are not inconsistent with the Plan or applicable law and to amend or revoke any such rules.

(b) Every finding, decision, and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties, except to the extent found by a court of competent jurisdiction to constitute an abuse of discretion.

Section 8.2 Conflicting Claims

If the Administrator is confronted with conflicting claims concerning a Participant’s Account, the Administrator may interplead the claimants in an action at law, or in an arbitration conducted in accordance with the rules of the American Arbitration Association, as the Administrator shall elect in its sole discretion, and in either case, the attorneys’ fees, expenses and costs reasonably incurred by the Administrator in such proceeding shall be paid from the Participant’s Account.

Section 8.3 Majority Rule

The Administrator shall act by a majority of its members in office; provided, however, that the Administrator may appoint one of its members or a delegate to act on behalf of the Administrator on matters arising in the ordinary course of administration of the Plan or on specific matters.

Section 8.4 Final Effect of Administrator Action

All actions taken and all determinations made by the Administrator in good faith shall be final and binding upon all Participants and any person interested in the Plan.

Section 8.5 Indemnification by the Company; Liability Insurance

(a) The Company shall pay or reimburse any of the Company’s officers, directors or employees who administer the Plan for all expenses incurred by such persons in connection with the administration of the Plan, and shall indemnify and hold them harmless from all claims, liability and costs (including reasonable attorneys’ fees) arising out of the good faith performance of their Plan functions.

(b) The Company may obtain and provide for any such person, at the Company’s expense, liability insurance against liabilities imposed on him by law.

Section 8.6 Inspection of Records

Copies of the Plan and records of a Participant’s Account shall be open to inspection by him or his duly authorized representatives at the office of the Company at any reasonable business hour.

Section 8.7 Limitations upon Powers

The Plan shall be uniformly and consistently administered, interpreted and applied with regard to all Participants in similar circumstances. The Plan shall be administered, interpreted and applied fairly and equitably and accordance with the specified purposes of the Plan.

Section 8.8 Recordkeeping

(a) The Administrator shall maintain suitable records as follows:

(i) Records of each Participant’s individual Account which, among other things, shall show separately Company Contributions under Article III and forfeitures and the gains and losses thereon.

(ii) Records which show the operations of the Plan during each Plan Year.

(iii) Records of its deliberations and decisions.

(b) The Administrator may appoint a secretary to keep the record of proceedings, to transmit its decisions, instructions, consents or directions to any interested party, to execute and file, on behalf of the Administrator, such documents, reports or other matters as may be necessary or appropriate under ERISA and to perform ministerial acts.

(c) The Administrator shall not be required to maintain any records or accounts which duplicate any records or accounts maintained by the Company.

Section 8.9 Service of Process

The Secretary of the Company is hereby designated as agent of the Plan for the service of legal process.

Section 8.10 Service in More than One Capacity

Any person or group of persons may serve in more than one capacity with respect to the Plan.

Section 8.11 Statement to Participants

Within one hundred eighty days after the last day of each Plan Year, the Administrator shall furnish to each Participant a statement setting forth the value of his Account and the Vested percentage thereof and such other information as the Administrator shall deem advisable to furnish.

ARTICLE IX. CLAIMS PROCEDURE

Section 9.1 Filing a Claim

All claims under this Plan shall be filed in writing by the Participant, his or her Beneficiary, or the authorized representative of either, by completing the procedures that the Administrator requires. The procedures shall be reasonable and may include the completion of forms and the submission of documents and additional information. All claims shall be filed in writing with the Administrator according to the Administrator’s procedures no later than one year after the occurrence of the event that gives rise to the claim. If the claim is not filed within the time described in the preceding sentence, the claim shall be barred.

Section 9.2 Review of Initial Claim

(a) Initial Period for Review of the Claim. The Administrator shall review all materials and shall decide whether to approve or deny the claim. If a claim is denied in whole or in part, written notice of denial shall be furnished by the Administrator to the claimant within a reasonable time after the claim is filed but not later than 90 days after the Administrator receives the claim. The notice shall set forth the specific reason(s) for the denial, reference to the specific Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect his or her claim and an explanation of why such material or information is necessary, and a description of the Plan’s review procedures, including the applicable time limits and a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial of the appeal.

(b) Extension. If the Administrator determines that special circumstances require an extension of time for processing the claim, it shall give written notice to the claimant and the extension shall not exceed 90 days. The notice shall be given before the expiration of the 90 day period described in Section 9.2(a) above and shall indicate the special circumstances requiring the extension and the date by which the Administrator expects to render its decision.

Section 9.3 Appeal of Denial of Initial Claim

The claimant may request a review upon written application, may review pertinent documents, and may submit issues or comments in writing. The claimant must request a review within a reasonable period of time prescribed by the Administrator. In no event shall such a period of time be less than 60 days.

Section 9.4 Review of Appeal

(a) Initial Period for Review of Appeal. The Administrator shall conduct all reviews of denied claims and shall render its decision within a reasonable time, but not to exceed 60 days from the receipt of the appeal by the Administrator. The claimant shall be notified of the Administrator’s decision in a notice, which shall set forth the specific reason(s) for the denial, reference to the specific Plan provisions on which the denial is based, a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claimant’s claim, and a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial of the appeal.

(b) Extension. If the Administrator determines that special circumstances require an extension of time for reviewing the appeal, it shall give written notice to the claimant and the extension shall not exceed 60 days. The notice shall be given before the expiration of the 60-day period described in Section 9.4(a) above and shall indicate the special circumstances requiring the extension and the date by which the Administrator expects to render its decision.

Section 9.5 Form of Notice to Claimant

The notice to the claimant shall be given in writing or electronically and shall be written in a manner calculated to be understood by the claimant. If the notice is given electronically, it shall comply with the requirements of Department of Labor Regulation Section 2520.104b-1(c)(1)(i), (iii), and (iv).

Section 9.6 Discretionary Authority of Administrator

The Administrator shall have full discretionary authority to determine eligibility, status, and the rights of all individuals under the Plan, to construe any and all terms of the Plan, and to find and construe all facts.

ARTICLE X.
MISCELLANEOUS PROVISIONS

Section 10.1 Amendment of Plan; Section 409A

(a) As limited by any applicable law, the Plan may be wholly or partially amended by the Board from time to time including retroactive amendments; provided, however, that no amendment shall decrease the Vested percentage or amount of interest any Participant or any other person entitled to payment under the Plan has in the Participant’s Account.

(b) Notwithstanding anything to the contrary in the Plan, if and to the extent the Board shall determine that the terms of the Plan may result in the failure of the Plan, or amounts deferred for any Participant under the Plan, to comply with the requirements of Section 409A, the Board shall have authority (without any obligation to do so or to indemnify any Participant for failure to do so) to take such action to amend, modify, cancel or terminate the Plan or distribute any or all of the amounts deferred for a Participant, as it deems necessary or advisable, including without limitation:

(i) Any amendment or modification of the Plan to conform the Plan to the requirements of Section 409A (including, without limitation, any amendment or modification of the terms applicable to any Participant’s Account regarding the timing or form of payment).

(ii) Any cancellation or termination of any unvested interest in a Participant’s Account without any payment to the Participant.

(iii) Any cancellation or termination of any vested interest in any Participant’s Account, with immediate payment to the Participant of the amount otherwise payable to such Participant.

Any such amendment, modification, cancellation, or termination of the Plan may adversely affect the rights of a Participant without the Participant’s consent.

Section 10.2 Consolidation or Merger; Adoption of Plan by Other Companies

(a) In the event of the consolidation or merger of the Company with or into any other corporation, or the sale by the Company of its assets that results in a Change in Control, the resulting successor may continue the Plan by adopting it in a resolution of its board of directors. If within 90 days from the effective date of such Change in Control, such new corporation does not adopt the Plan, the Plan shall be terminated within 12 months following such Change in Control in accordance with Section 10.9.

(b) There shall be no merger or consolidation with, or transfer of the assets of liabilities of the Plan to, any other plan unless each Participant in the Plan would have, if the combined or successor plans were then terminated, immediately after the merger, consolidation, or transfer, accounts which are equal to or greater than his Account under the Plan had the Plan been terminated immediately before the merger, consolidation or transfer.

(c) A Company Affiliate may, with the approval of the Board, adopt the Plan as a whole company or as to any one or more divisions effective as of the first day of any Plan Year by resolution of its own board of directors or agreement of its partners. Such Company Affiliate shall give written notice of such adoption to the Administrator by its duly authorized officers.

Section 10.3 Errors and Misstatements

In the event of any misstatement or omission of fact by a Participant to the Administrator or any clerical error resulting in payment of benefits in an incorrect amount, the Administrator shall promptly cause the amount of future payments to be corrected upon discovery of the facts and shall pay the Participant or any other person entitled to payment under the Plan any underpayment in cash in a lump sum or to recoup any overpayment from future payments to the Participant or any other person entitled to payment under the Plan in such amounts as the Administrator shall direct or to proceed against the Participant or any other person entitled to payment under the Plan for recovery of any such overpayment.

Section 10.4 Governing Law

The Plan shall be construed, administered and governed in all respects under and by applicable federal laws and, where state law is applicable, the laws of the State of Connecticut.

Section 10.5 Limitation on Rights of Eligible Employees

The Plan is strictly a voluntary undertaking on the part of the Company and shall not constitute a contract between the Company and any Eligible Employee, or consideration for, or an inducement or condition of, the employment of an Eligible Employee. Nothing contained in the Plan shall give any Eligible Employee the right to be retained in the service of the Company or to interfere with or restrict the right of the Company, which is hereby expressly reserved, to discharge or retire any Eligible Employee, except as provided by law, at any time without notice and with or without cause. Inclusion under the Plan will not give any Eligible Employee any right or claim to any benefit hereunder except to the extent such right has specifically become fixed under the terms of the Plan. The doctrine of substantial performance shall have no application to Eligible Employees, Participants or any other persons entitled to payments under the Plan. Each condition and provision, including numerical items, has been carefully considered and constitutes the minimum limit on performance which will give rise to the applicable right.

Section 10.6 Payment on Behalf of Minor, Etc.

In the event any amount becomes payable under the Plan to a minor or a person who, in the sole judgment of the Administrator, is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Administrator may direct that such payment be made to any person found by the Administrator, in its sole judgment, to have assumed the care of such minor or other person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Company, the Board, the Administrator, and their officers, directors and employees.

Section 10.7 Pronouns and Plurality

The masculine pronoun shall include the feminine pronoun, and the singular the plural where the context so indicates.

Section 10.8 References

Unless the context clearly indicates to the contrary, a reference to a statute, regulation or document shall be construed as referring to any subsequently enacted, adopted or executed statute, regulation or document.

Section 10.9 Termination of the Plan

(a) While the Plan is intended as a permanent program, the Board shall have the right at any time to declare the Plan terminated completely as to the Company; provided that such Plan termination complies with Treasury Regulation Section 1.409A-3(j)(4)(ix).

(b) Discharge or layoff of employees of the Company or any unit thereof without such a declaration shall not result in a termination of the Plan.

(c) In the event of any termination of the Plan, Participants shall no longer be eligible to receive new Company Contributions. However, after the Plan termination, additional amounts shall continue to be credited or debited to the Accounts of such Participants pursuant to Article III to the extent deemed necessary to comply with Section 409A. In addition, following a Plan termination, the Administrator shall continue to maintain Participants’ Accounts and distributions of such Accounts shall be made as such amounts become eligible for distribution in accordance with Article VII. Notwithstanding the preceding sentence, to the extent permitted by Treasury Regulation Section 1.409A-3(j)(4)(ix), the Company may provide that, upon termination of the Plan, all Accounts shall be distributed, subject to and in accordance with any rules established by the Company deemed necessary to comply with the applicable requirements and limitations of Treasury Regulation Section 1.409A-3(j)(4)(ix).

Section 10.10 Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

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IN WITNESS WHEREOF, the Company has caused this instrument to be executed on this 8th day of December, 2010.

HUBBELL INCORPORATED

By: /s/ Richard W. Davies
Vice President, General Counsel and Secretary